STEELE & CO.*
                   CHARTERED ACCOUNTANTS
*Representing incorporated professionals
                               SUITE 808      TELEPHONE:  (604) 687-8808
                808 WEST HASTINGS STREET      TELEFAX:    (604) 687-2702
         VANCOUVER, B.C., CANADA V6C 1C8      EMAIL:      EMAIL@STEELE-CO.CA












                       CONSENT OF INDEPENDENT ACCOUNTANTS



Praxis Pharmaceuticals Inc.




We hereby consent to the incorporation by reference in the reoffer prospectus under cover of Form S-8 Registration Statement filed September 17, 2002 of Praxis Pharmaceuticals Inc. of our independent auditors' report dated August 27, 2002 relating to the financial statements which appear in Praxis Pharmaceuticals Inc.'s Annual Report on Form 10-KSB (File No.0-28627) for the fiscal year ended May 31, 2002. We also consent to the reference to us under the heading "Experts" in the reoffer prospectus which is a part of such Form S-8 Registration Statement.


                                              "Steele & Co."

                                              /s/ STEELE & CO.
Vancouver, Canada
September 17, 2002                            CHARTERED ACCOUNTANTS